UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2011

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4370 La Jolla Village Drive, Suite 400, San Diego, California		92122
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2011, La Jolla Pharmaceutical Company (“La Jolla” or the “Company”) entered into a Second Amendment Agreement (the “Amendment Agreement”) with the holders of a majority of the Company’s outstanding preferred stock (the “Holders”) in order to provide the Company with additional working capital to allow the Company to more fully evaluate certain product acquisition or in-licensing opportunities that are currently being investigated.

Pursuant to the Amendment Agreement, the Holders agreed to continue to waive the dividends that would otherwise accrue on the outstanding Series C-11 Convertible Preferred Stock and Series C-21 Convertible Preferred Stock (the “Series C Preferred Stock”). Additionally, pursuant to the Amendment Agreement, the dividends that would otherwise accrue on the Series C Preferred Stock held by individuals other than the Holders have also been waived. The waiver of dividends will take effect as of September 1, 2011 and continue through October 31, 2011, after which time dividends will begin to accrue again on the Series C Preferred Stock as set forth in Article III.A. of the New Certificate of Designations (as defined in the Amendment Agreement). The Holders have also agreed to provide the Company with additional working capital, in an amount to be determined, if the Requisite Holders (as defined in the Amendment Agreement) determine by September 2, 2011, and then again by September 26, 2011, that, as of such dates, the Company is continuing to pursue a Strategic Transaction (as defined in the Amendment Agreement). Additionally, the Holders have agreed to extend the time period for which they will purchase up to all of the outstanding Series C Preferred Stock and certain warrants held by current and former Company employees, including the Officers (defined below).

As a partial inducement to cause the Holders to enter into the Amendment Agreement, the Company’s two executive officers (the “Officers”) agreed to extend the temporary reduction of their salaries through October 31, 2011 as follows: Deirdre Gillespie, M.D., Chief Executive Officer, by a total of $36,660, and Gail Sloan, Chief Financial Officer, by a total of $7,178. In connection with this reduction in salary, the Officers will have a corresponding reduction in total work hours during this time, resulting in a 50% reduction relative to full-time for Dr. Gillespie and a 20% reduction relative to full-time for Ms. Sloan.

A copy of the Amendment Agreement is filed herewith as Exhibit 10.1 and the foregoing summary of the Amendment Agreement is qualified with reference to the full text of the Amendment Agreement, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in the third paragraph of Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment Agreement by and among La Jolla Pharmaceutical Company and the undersigned parties thereto, dated as of August 24, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

August 25, 2011	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment Agreement by and among La Jolla Pharmaceutical Company and the undersigned parties thereto, dated as of August 24, 2011.